BARRY L. FRIEDMAN, P.C.
                        Certified Public Accountant


1582 TULITA DRIVE                           OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                    FAX NO. (702) 896-0278


                      CONSENT OF INDEPENDENT AUDITORS


To Whom It May Concern:
                                                         January 17, 2000

The  firm  of  Barry  L. Friedman, P.C., Certified  Public
Accountant consents  to  the inclusion of their report of January
17,  1999,  on  the Financial Statements of Lazzara Financial
Asset Recovery, Inc., as of December 31 1999, in any filings that are necessary now or in the near future with the U.S.
Securities and Exchange Commission.



Very truly yours,

/s/ Barry Friedman

Barry L. Friedman
Certified Public Accountant